UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2016

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Board Size and Appointment of Merrie S. Frankel as Director

On September 6, 2016, the Board of Directors (the “Board”) of Agree Realty Corporation (the “Company”) voted to increase the size of the Board to nine members and voted to appoint Merrie S. Frankel to the Board to fill the vacancy created by the increase in Board size, effective October 1, 2016.

Ms. Frankel most recently spent the last 18 years at Moody’s Investors Service in the Commercial Real Estate Finance Group as Vice President and Senior Credit Officer, where she was responsible for rating real estate investment trusts and real estate operating companies. Prior to her time at Moody’s, she was Senior Vice President and Director of Portfolio Management for the Argo Funds and also held numerous positions within the real estate industry at notable companies including Ernst & Young, Cushman & Wakefield, J.P. Morgan Securities and Salomon Brothers Inc.

Ms. Frankel is currently an adjunct professor at Columbia University’s Graduate School of Architecture, Planning and Preservation and New York University’s Schack Institute of Real Estate. She holds a J.D. and M.B.A. degree from Hofstra University and graduated with a B.A. in English from the University of Pennsylvania with numerous honors. Among her industry affiliations, she is a board member and treasurer of the Women Executives in Real Estate (WX) Charitable Fund, has served as a Trustee and chaired the New York District Council for the Urban Land Institute (ULI) and chaired the nominating committee for the Financial Women’s Association of New York (FWA).

Upon becoming a member of the Board, Ms. Frankel will receive a prorated annual retainer fee in the form of restricted stock awards that vest ratably over a five-year period, which will have a fair market value on the date of grant equal to $7,500. No other plan, contract or other arrangement was entered into at the time of her appointment.

Decision of Eugene Silverman to Retire as Director

On September 6, 2016, Eugene Silverman notified the Company that he will not stand for reelection to the Board at the Company’s 2017 Annual Stockholders Meeting (the “Annual Meeting”). Mr. Silverman’s decision to not stand for reelection to the Board at the Company’s Annual Meeting was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated September 6, 2016, announcing the appointment of Ms. Frankel to the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Matthew M. Partridge
		Name:	Matthew M. Partridge
		Title:	Exective Vice President, Chief Financial Officer and Secretary

Date: September 6, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated September 6, 2016, announcing the appointment of Ms. Frankel to the Board of the Company.